                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-72438) pertaining to the Nashua Corporation Employees' Savings Plan of our report dated May 9, 2005, with respect to the financial statements and schedule of the Nashua Corporation Employees' Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

                                                      /s/ ERNST & YOUNG LLP

Manchester, New Hampshire
June 13, 2005